                                                          Exhibit No. EX-99.14.a

   Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the  Prospectus of the Delaware  Tax-Free USA Fund dated December
29,  2005 (as  amended to date),  "Financial  Statements"  in the  Statement  of
Additional Information of the Delaware Tax-Free USA Fund dated December 29, 2005 and to the use of our report dated October 14, 2005, included in the 2005 Annual
Report  to  shareholders  of  the  Delaware  Tax-Free  USA  Fund,   included  or
incorporated by reference in this Registration Statement (Form N-14) of Delaware
Group Tax-Free Fund.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
March 14, 2006